UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

AMERICAN VANGUARD CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 29, 2007, the Company issued a press release announcing that our subsidiary, AMVAC Chemical Corporation (“AMVAC”) had exercised the Option described below. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the provisions of that certain definitive Sale and Purchase Agreement (the “Agreement”) dated as of November 27, 2006 between AMVAC and BASF Aktiengesellschaft (“BASF”), through which AMVAC purchased the global Terbufos product line from BASF (as reported in greater detail in the Company’s Form 8-K filed as of November 29, 2006), AMVAC has provided notice of its intention to exercise its option (the “Option”) to purchase from BASF certain manufacturing assets relating to the production of Terbufos and Phorate and located at BASF’s multi-plant facility situated in Hannibal, Missouri (the “Hannibal Site”). Subject to the terms and conditions of the Agreement, AMVAC will purchase certain buildings, manufacturing equipment, office equipment, fixtures, supplies, records, raw materials, intermediates and packaging constituting the “T/C Unit” of the Hannibal Site. In connection the Option closing, which is to take place not later than December 28, 2007, the parties intend to enter into a ground lease and a manufacturing and shared services agreement, under which BASF will continue to supply various shared services to AMVAC from the Hannibal Site.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated October 29, 2007 of American Vanguard Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date:	October 29, 2007	By:	/S/ Timothy J. Donnelly
Timothy J. Donnelly
Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 29, 2007 of American Vanguard Corporation.